UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pacific Avenue, Suite 1200

Tacoma, WA 98402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8% Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

On December 11, 2023 (the “Petition Date”), Harbor Custom Development, Inc. (the “Company”) and certain of its wholly owned subsidiaries (collectively with the Company, the “Debtor”), filed a voluntary petition (the “Bankruptcy Petition”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Washington (such court, the “Bankruptcy Court” and such case, the “Case”). The Debtor expects to continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure its ability to continue operating in the ordinary course of business, the Debtor plans to file motions seeking customary “first-day” relief with the Bankruptcy Court, including, among other things, authority to use cash collateral, pay employee wages and benefits and pay other vendors and suppliers in the ordinary course for all services provided after the Petition Date. The Debtor also plans to seek Bankruptcy Court approval for extension to file its Schedule and Statements of Financial Affairs, limit certain Bankruptcy Court requirements for notice to equity security holders, sell real property in the ordinary course of business, and other motions, as appropriate. These motions remain subject to approval by the Bankruptcy Court.

On December 11, 2023, the Company issued a press release announcing the filing of the Bankruptcy Petition, a copy of which is attached as Exhibit 99.1 to this Current Report.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.03 of this Current Report is incorporated by reference into this Item 2.04.

The filing of the Bankruptcy Petition constitutes an event of default under the Company’s outstanding indebtedness for borrowed money, including (collectively, the “Outstanding Indebtedness”):

●	Loan Agreements with related lenders known as “Sound Capital,” specifically, Sound Capital Loans, LLC; Sound Capital Construction Fund, LLC; and Sound Equity High Income Debt Fund, LLC, dated various dates, in the principal amount in the aggregate of $60,108,866.51 plus accrued interest thereon, including interest at the lesser of (a) annualized default interest rate of approximately 24% or (b) interest rate allowed by law since default thereon;

●	Loan Agreements with related lenders known as “Marquee,” specifically Mandalay Income Fund, I, LP; Oakhurst Income Fund II, LP; and Oakhurst Opportunity Lending Fund I, L.P., dated various dates, in the principal amount in the aggregate of $31,289,325.00 plus accrued interest thereon, including an annual default interest rate at 13.55%, 13.625%, 15.75% ,or 16.00% depending on the loan agreement or the maximum interest rate allowed by law since default thereon;

●	the Loan Agreement with Fratelli’s LLC, dated May 25, 2022, in the principal amount of $8,000,000 plus accrued interest thereon, including interest at the default interest rate of 18% since November 30, 2023;

●	the Loan Agreement with Benaroya Holdings, L.L.C., dated January 30, 2023 and the Amendment to the Loan Agreement, dated May 5, 2023, in the principal amount of $5,300,000.00 plus accrued interest thereon, including default interest at the rate of 18% per annum since default thereon;

●	the Loan Agreement with 222, Limited Liability Company; Cynthia A. Blair; Michael A. Raquiza; and William Chunyk, dated September 19, 2022, in the principal amount of $3,500,000.00 plus accrued interest thereon, including interest at a rate equal to 4% greater than the current rate of 10% since default thereon;

●	the Loan Agreement with North Carolina Empowering Kids & Communities Foundation, Inc., dated November 1, 2022, in the principal amount of $2,500,000.00 plus accrued interest thereon, including interest at a rate equal to 4% greater than the current rate of 10% since default thereon; and

●	the Loan Agreement with BankUnited, N.A., dated March 7, 2022 and the Amendment to the Loan Agreement, dated February 22, 2023, in the principal amount of $14,178,673.86 (according to BankUnited, N.A.) plus accrued interest thereon, including interest at the default rate from December 4, 2023, which rate floats at the contract rate plus 3%, until the debt is paid in full.

The terms of the Outstanding Indebtedness provide that, as a result of the Bankruptcy Petition, the principal and interest under such Outstanding Indebtedness shall be immediately due and payable. Any efforts to enforce such payment obligations are automatically stayed as a result of the Bankruptcy Petition and the creditors’ rights of enforcement are subject to the Bankruptcy Code.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 12, 2023, the Company received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, following Nasdaq’s review of the Company’s press release related to the Bankruptcy Petition and other publicly available information, and in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s securities will be delisted from The Nasdaq Stock Market. Trading of the Company’s common stock (HCDI), preferred stock (HCDIP), and two classes of warrants (HCDIW and HCDIZ) will be suspended at the opening of trading on December 21, 2023 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) which will remove those securities from listing and registration on The Nasdaq Stock Market.

Nasdaq based its determination upon concerns related to (i) the Company’s announcement that the Company filed for protection under Chapter 11 of the United States Bankruptcy Code and associated public interest concerns raised by such filing, (ii) the residual equity interest of the existing listed securities holders, and (iii) the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq. Nasdaq also noted that the Company no longer complied with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605, which cure period to regain compliance was until the earlier of the Company’s next annual shareholders’ meeting or September 18, 2024; or if such shareholders’ meeting was held before March 18, 2024, then the Company must evidence compliance no later than March 18, 2024.

The Nasdaq notice also advises the Company of its right to request an appeal of the determination. The Company does not have plans to pursue an appeal.

Item 8.01. Other Events

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Bankruptcy Petition is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Bankruptcy Petition.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements, including statements with respect to the Company’s pursuit of bankruptcy protection. Forward-looking statements generally relate to future events and can be identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “strive,” “budget,” “expect,” “intend,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which include the following: risks and uncertainties relating to the Company’s Bankruptcy Petition, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Bankruptcy Petition, the effects of the Bankruptcy Petition on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Bankruptcy Petition and the outcome of the Bankruptcy Petition in general, the length of time the Company will operate under the Bankruptcy Petition, risks associated with any third-party motions in the Bankruptcy Petition, the potential adverse effects of the Bankruptcy Petition on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s cash collateral is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock, and the risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2023 and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other documents filed by the Company from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Harbor Custom Development, Inc., dated December 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: December 15, 2023	By:	/s/ Jeff Habersetzer
Jeff Habersetzer
Interim Chief Executive Officer and Interim President